Exhibit 99.1

IMPORTANT NOTICE REGARDING BLACKOUT PERIOD AND

RESTRICTIONS ON YOUR RIGHTS TO TRADE

WESTAR ENERGY, INC. COMMON STOCK DURING THE BLACKOUT PERIOD

To: All Directors and Executive Officers of Westar Energy, Inc.

From: General Counsel, Westar Energy, Inc., 818 South Kansas Avenue, Topeka, Kansas 66612

Date: April 4, 2017

The purpose of this notice is to inform you that the Westar Energy Stock Fund (the “Westar Stock Fund”) in the Westar Energy, Inc. (“Westar”) Employees’ 401(k) Savings Plan (the “Plan”) will be entering a blackout period due to the pending merger (the “Merger”) of Westar with a subsidiary of Great Plains Energy Incorporated (“Great Plains”). Several days prior to closing of the Merger, (a) the Westar Stock Fund will close to new investments and (b) there will be a limited blackout period during which transactions in the Westar Stock Fund will not be permitted.

As a director or executive officer of Westar, this blackout of the Westar Stock Fund has a direct impact on your ability to trade Westar Stock regardless of whether you participate in the Plan or invest in Westar Stock under the Plan.

Under Securities and Exchange Commission (“SEC”) rules published pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, a director or executive officer generally may not exercise stock options or trade employer securities (including derivative securities such as restricted stock units and deferred stock units) that were acquired in connection with his or her service as a director or executive officer during a blackout period, even if held outside the Plan. This includes discretionary transactions under Westar’s Long-Term Incentive and Share Award Plan and Direct Stock Purchase Plan. For directors and executive officers of Westar who become directors or executive officers of Great Plains, this restriction also applies to securities of Great Plains acquired in connection with the Merger to the extent they are received in respect of Westar securities described in this paragraph. Further, this restriction applies to both direct and indirect acquisitions and dispositions of any employer securities in which you have a pecuniary interest, including trades by family members and others closely related to you. This does not impact your ability to receive the merger consideration at the closing of the Merger.

All shares of Westar Stock held by you will be presumed to be acquired in connection with your service as a director or executive officer, and, thus, subject to the trading restrictions, unless you can establish by specific identification that the stock was not acquired in connection with your service and this identification is consistent with the treatment of the stock for all other purposes related to the transaction (e.g., for tax purposes). The SEC rules provide a limited number of exemptions from the trading restrictions. Importantly, bona fide gifts are permitted during this time. If you would like more information regarding these exemptions, please contact the General Counsel at 818 S. Kansas Ave., Topeka, Kansas 66612, or (785) 575-1625.

Violations of the trading restrictions will allow an issuer or a security holder acting on behalf of an issuer to bring an action to recover the profits realized by the director or executive officer. In addition, the SEC may bring an action, including civil injunction proceedings, cease-and-desist actions, civil penalties and all other remedies available to the SEC under the Exchange Act, including, in some cases, criminal penalties.

Key Dates for Prohibition from Trading in Westar Energy, Inc. Common Stock:

The blackout period is expected to commence several days prior to the closing of the Merger, and could last up to 14 days. Westar is unable to determine the closing date of the Merger and it is therefore unable to determine the exact dates for the blackout period. Westar’s General Counsel will notify you when the blackout starts. While we anticipate a smooth transition, you will be notified in the unlikely event that an extension of the blackout is needed. Please contact the General Counsel with any questions you may have regarding this notice and to pre-clear any trades in Westar Stock.